EXHIBIT 99.2

Twin Vee PowerCats Announces Closing of Offering

FORT PIERCE, FL / ACCESS Newswire / March 24, 2026 / Twin Vee PowerCats Co. (NASDAQ:VEEE), (“Twin Vee” or the “Company”), a manufacturer, distributor, and marketer of power sport boats, today announced the closing of its best-efforts offering of 6,491,900 shares of its common stock. Each share of common stock was sold at an offering price of $0.384 per share, at-the-market under Nasdaq rules. Total gross proceeds from the offering, before deducting the placement agent fee and other offering expenses, were approximately $2.5 million.

The Company intends to use the net proceeds from the offering primarily for working capital and general corporate purposes.

ThinkEquity acted as the sole placement agent for the offering.

The securities were offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-293911), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 27, 2026, and declared effective on March 5, 2026. The offering was made only by means of a written prospectus. A final prospectus supplement and accompanying prospectus describing the terms of the offering has been filed with the SEC on its website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Twin Vee PowerCats Co.

Twin Vee PowerCats Co. manufactures a range of boats under the Twin Vee and Bahama Boat Works brands, designed for activities including fishing, cruising, and recreational use. Twin Vee PowerCats are recognized for their stable, fuel-efficient, and smooth-riding catamaran hull designs. Twin Vee is one of the most recognizable brand names in the catamaran sport boat category and is known as the “Best Riding Boats on the Water™.” Bahama Boat Works is an iconic luxury brand long celebrated for its unmatched craftsmanship, timeless aesthetic, and dedication to producing some of the finest offshore fishing vessels.

The Company is located in Fort Pierce, Florida, and has been building and selling boats for 30 years.

Learn more at twinvee.com and bahamaboatworks.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding the intended use of proceeds.

These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to consummate the offering and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and subsequent filings with the SEC. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Glenn Sonoda

investor@twinvee.com